                                                          EXHIBIT 21

                   SUBSIDIARIES OF THE REGISTRANT

    The following is a list of Solutia's subsidiaries as of December 31, 2001, except for unnamed subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

                                                              Percentage of
                                                              Voting Power
                                                                Owned by
                                                                 Solutia
                                                              -------------

Erste Viking Resins Germany 1 GmbH..........................      100%

Monchem, Inc................................................      100%

Monchem International, Inc..................................      100%

Solutia Deutschland Holding GmbH............................      100%

Solutia Europe S.A./N.V.....................................      100%

Solutia Germany GmbH & Co. KG
  (formerly Vianova Resins GmbH & Co. KG)...................      100%

Solutia Netherlands Holdings B.V............................      100%

Solutia Netherlands International B.V.......................      100%

Solutia Systems, Inc........................................      100%

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